DEAN HELLER                                                   Entity #: C7324-02
Secretary of State                    Certificate of          November 3, 2003
202 North Carson Street                  Amendment
Carson City, Nevada 89701-4201    (PURSUANT TO NRS 78.385
(775) 684 5708                         and 78.390)

             IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING
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              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
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                         FOR NEVADA PROFIT CORPORATIONS
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          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                              -REMIT IN DUPLICATE-

1.       Name of corporation: AERO GROW INTERNATIONAL, INC.

2. The articles have been amended as follows (provide article numbers; if available):

         Fourth - Change the number of authorized shares of common stock from 20,000,000 to 40,000,000 with a par value of $.001; and authorize 20,000,000 shares of preferred stock with a par value of $.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 9,460,600*

4.       Officer Signature (Required):

         /S/  JERRY GUTTERMAN
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              Jerry Gutterman

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause the filing to be rejected.